Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: +352 2469 7950
E: Michelle.Esterman@altisource.lu

ALTISOURCE ANNOUNCES STRONG SECOND QUARTER RESULTS

Luxembourg, July 23, 2015 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS) today reported strong sequential quarter growth of service revenue, net income attributable to shareholders and diluted earnings per share.

Second Quarter 2015 Results Compared to First Quarter 2015 and Second Quarter 2014:

•                  Service revenue of $236.6 million, a 14% increase compared to the first quarter 2015 and a 10% decrease compared to the second quarter 2014

•                  Net income attributable to Altisource of $46.0 million compared to $3.7 million in the first quarter 2015 and $54.1 million in the second quarter 2014

•                  Adjusted net income attributable to Altisource(1) of $54.2 million compared to $11.8 million in the first quarter 2015 and $63.6 million in the second quarter 2014

•                  Diluted earnings per share of $2.22 compared to $0.18 in the first quarter 2015 and $2.24 in the second quarter 2014

•                  Adjusted diluted earnings per share(1) of $2.62 compared to $0.56 in the first quarter 2015 and $2.63 in the second quarter 2014

•                  Cash flows provided by (used in) operating activities of $70.7 million compared to $(15.9) million in the first quarter 2015 and $75.2 million in the second quarter 2014

“Altisource had a very strong quarter, marking the third highest service revenue quarter and the second highest net income quarter in the Company’s history.  I am very proud of our team that came together over the last two quarters to align the Company’s costs with our revenue, accomplishing the objectives we established in the fourth quarter of last year.  Our sales and marketing efforts are also yielding results.  We are winning new engagements, one of which is to manage the REO and provide certain pre-foreclosure services to a top ten bank. Further, our sales pipeline is strong, and we are in varying stages of discussions with larger prospects,” said William B. Shepro, Chief Executive Officer.

Second quarter 2015 highlights include:

•                  The number of houses sold on Hubzu for customers other than Ocwen was 1,168 for the second quarter 2015, a 33% increase compared to the first quarter 2015 and 39 times higher than the second quarter 2014

•                  The average number of loans serviced by Ocwen on REALServicing was 2.2 million for the second quarter 2015, a 9% decrease compared to the first quarter 2015 and a 4% decrease compared to the second quarter 2014

(1)  This is a non-GAAP measure that is defined and reconciled to the corresponding GAAP measure on page 6.

•                  The Company repurchased 1.4 million shares of common stock at an average price of $28.57 per share

•                  The Company repurchased a portion of the senior secured term loan with a par value of $16.0 million at a 9% discount and net income included an after-tax gain of $1.0 million on the early retirement of debt

•                  Net income included an after-tax gain of $6.9 million from the reversal of Equator related contingent consideration in connection with a $0.5 million payment to the former owners of Equator to extinguish any future earn out liability

•                  Subsequent to the close of the second quarter, we acquired CastleLine Holdings, LLC, a specialty risk management and insurance services firm.  The acquisition aligns with Altisource’s strategy to continue helping the mortgage banking industry safely and securely increase production while reducing costs and mitigating risks

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations.  Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management.  Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected.  The Company undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: Altisource’s ability to retain existing customers and attract new customers; general economic and market conditions; governmental regulations, taxes and policies; availability of adequate and timely sources of liquidity; and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.

Webcast

Altisource will host a webcast at 11:00 a.m. EDT today to discuss our second quarter results.  A link to the live audio webcast will be available on Altisource’s website in the Investor Relations section.  Those who want to listen to the call should go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.  A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

About Altisource

Altisource Portfolio Solutions S.A. is a premier marketplace and transaction solutions provider for the real estate, mortgage and consumer debt industries. Altisource’s proprietary business processes, vendor and electronic payment management software and behavioral science-based analytics improve outcomes for marketplace participants.  Altisource has been named to Fortune’s fastest growing global companies two years in a row.  Additional information is available at www.Altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Service revenue
Mortgage Services	$165,674	$189,349	$310,055	$336,498
Financial Services	23,350	25,436	45,663	49,693
Technology Services	55,992	57,111	107,962	103,960
Eliminations	(8,421)	(8,731)	(19,269)	(17,027)
Total service revenue	236,595	263,165	444,411	473,124
Reimbursable expenses	30,830	32,276	62,786	61,071
Non-controlling interests	896	631	1,606	1,146
Total revenue	268,321	296,072	508,803	535,341
Cost of revenue	137,329	151,723	278,199	270,733
Reimbursable expenses	30,830	32,276	62,786	61,071
Gross profit	100,162	112,073	167,818	203,537
Selling, general and administrative expenses	43,975	49,021	96,381	92,555
Income from operations	56,187	63,052	71,437	110,982
Other income (expense), net:
Interest expense	(7,195)	(4,784)	(14,355)	(9,560)
Other than temporary impairment loss on HLSS equity securities	—	—	(3,285)	—
Gain on sale of and dividends from HLSS equity securities	1,431	—	1,431	—
Other income (expense), net	821	(43)	824	4
Total other income (expense), net	(4,943)	(4,827)	(15,385)	(9,556)
Income before income taxes and non-controlling interests	51,244	58,225	56,052	101,426
Income tax provision	(4,398)	(3,493)	(4,798)	(6,548)
Net income	46,846	54,732	51,254	94,878
Net income attributable to non-controlling interests	(896)	(631)	(1,606)	(1,146)

Net income attributable to Altisource	$45,950	$54,101	$49,648	$93,732

Earnings per share:
Basic	$2.35	$2.45	$2.50	$4.20
Diluted	$2.22	$2.24	$2.38	$3.84

Weighted average shares outstanding:
Basic	19,571	22,089	19,870	22,301
Diluted	20,669	24,166	20,830	24,415

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	June 30,	December 31,
	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$130,079	$161,361
Accounts receivable, net	116,766	112,183
Prepaid expenses and other current assets	19,087	23,567
Deferred tax assets, net	4,987	4,987
Total current assets	270,919	302,098

Premises and equipment, net	126,637	127,759
Goodwill	90,851	90,851
Intangible assets, net	227,369	245,246
Other assets	20,232	22,267

Total assets	$736,008	$788,221

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$79,118	$111,766
Current portion of long-term debt	5,945	5,945
Deferred revenue	9,012	9,829
Other current liabilities	13,133	13,227
Total current liabilities	107,208	140,767

Long-term debt, less current portion	563,993	582,669
Deferred tax liabilities, net	2,699	2,694
Other non-current liabilities	13,205	20,648

Equity:
Common stock ($1.00 par value; 25,413 shares authorized and issued and 18,737 outstanding as of June 30, 2015; 25,413 shares authorized and issued and 20,279 outstanding as of December 31, 2014)	25,413	25,413
Additional paid-in capital	92,824	91,509
Retained earnings	415,914	367,967
Treasury stock, at cost (6,676 shares as of June 30, 2015 and 5,134 shares as of December 31, 2014)	(486,556)	(444,495)
Altisource equity	47,595	40,394

Non-controlling interests	1,308	1,049
Total equity	48,903	41,443

Total liabilities and equity	$736,008	$788,221

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six months ended June 30,
	2015	2014

Cash flows from operating activities:
Net income	$51,254	$94,878
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,432	13,375
Amortization of intangible assets	17,877	19,573
Goodwill impairment	—	37,473
Other than temporary impairment loss on HLSS equity securities	3,285	—
Gain on sale of and dividends from HLSS equity securities	(1,431)	—
Change in the fair value of acquisition related contingent consideration	(7,346)	(37,924)
Share-based compensation expense	1,315	1,130
Bad debt expense	2,143	4,250
Gain on early extinguishment of debt	(1,114)	—
Amortization of debt discount	255	90
Amortization of debt issuance costs	585	483
Deferred income taxes	5	462
Loss on disposal of fixed assets	20	98
Changes in operating assets and liabilities:
Accounts receivable	(6,726)	(24,510)
Prepaid expenses and other current assets	4,480	(5,131)
Other assets	1,338	(2,089)
Accounts payable and accrued expenses	(28,557)	21,319
Other current and non-current liabilities	(1,008)	(11,950)
Net cash provided by operating activities	54,807	111,527

Cash flows from investing activities:
Additions to premises and equipment	(21,421)	(30,522)
Purchase of HLSS equity securities	(29,966)	—
Proceeds received from sale of and dividends from HLSS equity securities	28,112	—
Other investing activities	(4)	(294)
Net cash used in investing activities	(23,279)	(30,816)

Cash flows from financing activities:
Repayment of long-term debt	(17,701)	(1,986)
Proceeds from stock option exercises	203	639
Purchases of treasury stock	(43,965)	(80,702)
Distributions to non-controlling interests	(1,347)	(1,207)
Net cash used in financing activities	(62,810)	(83,256)

Net decrease in cash and cash equivalents	(31,282)	(2,545)
Cash and cash equivalents at the beginning of the period	161,361	130,429

Cash and cash equivalents at the end of the period	$130,079	$127,884

Supplemental cash flow information:
Interest paid	$13,345	$9,074
Income taxes paid, net	3,490	1,561

Non-cash investing and financing activities:
Decrease in payables for purchases of premises and equipment	$(4,091)	$(3,339)
Decrease in acquisition of businesses from subsequent working capital true-ups	—	(3,711)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

NON-GAAP MEASURES

(in thousands, except per share data)

(unaudited)

Adjusted net income attributable to Altisource and adjusted diluted earnings per share are non-GAAP measures used by management, existing shareholders and potential shareholders to measure Altisource’s performance.  Adjusted net income attributable to Altisource is calculated by adding amortization of intangible assets (net of tax) to GAAP net income attributable to Altisource.  Adjusted diluted earnings per share is calculated by dividing net income attributable to Altisource plus amortization of intangible assets (net of tax) by the weighted average number of diluted shares outstanding.  Reconciliations of the non-GAAP measures to the corresponding GAAP measures are as follows:

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Net income attributable to Altisource	$45,950	$54,101	$49,648	$93,732

Amortization of intangible assets	8,986	10,107	17,877	19,573
Tax benefit on amortization of intangible assets	(771)	(606)	(1,530)	(1,264)
Amortization of intangible assets, net of tax	8,215	9,501	16,347	18,309

Adjusted net income attributable to Altisource	$54,165	$63,602	$65,995	$112,041

Diluted earnings per share	$2.22	$2.24	$2.38	$3.84

Amortization of intangible assets, net of tax, per diluted share	0.40	0.39	0.79	0.75

Adjusted diluted earnings per share	$2.62	$2.63	$3.17	$4.59

Weighted average shares outstanding - diluted	20,669	24,166	20,830	24,415